UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2015

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 483-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of K12 Inc. (the “Company”) was  reconvened on December 24, 2015 at the Company’s corporate headquarters for the limited purpose of considering Proposal 3 described in the Company’s definitive proxy statement and related materials pertaining to this annual meeting previously filed with the Securities and Exchange Commission.  A brief description of and voting results for Proposal 3 are as follows:

Proposal 3: Approval of Amendment to 2007 Equity Incentive Award Plan

The Company’s 2007 Equity Incentive Award Plan was approved with 15,284,568 votes for, 15,218,736 votes against, 18,804 abstentions and 6,718,334 broker non-votes. Broker non-votes are not included in the tabulation of voting results for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

/s/ Howard D. Polsky

Date: December 30, 2015	Name: Howard D. Polsky
Title: General Counsel and Secretary